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                                                                    Exhibit 99.3


                                                          [Nortel Networks Logo]

NEWS RELEASE



WWW.NORTELNETWORKS.COM



FOR IMMEDIATE RELEASE                                OCTOBER 2, 2001


For more information:


Business media:                                      Investor Relations:
David Chamberlin                                     888-901-7286
972-685-4648                                         905-863-6049
ddchamb@nortelnetworks.com                           investor@nortelnetworks.com


NORTEL NETWORKS ANNOUNCES NEW SENIOR MANAGEMENT TEAM

BRAMPTON - Nortel Networks* [NYSE/TSE: NT] today announced a new senior management team which will lead the company forward effective November 1, 2001.

"I'm confident that the senior management team that we have in place at Nortel Networks is well poised to continue driving excellent progress against our workplan," said Frank Dunn, president and chief executive officer effective November 1, 2001, Nortel Networks. "This team is clearly focused around three major areas - Optical Long Haul Networks, Wireless Networks, and Metro Networks."

The new senior management team will be as follows:

Terry Hungle, formerly President, Finance, for Nortel Networks Americas is appointed Chief Financial Officer.

Three product presidents have also been named:

     o Frank Plastina, formerly President, Service Provider and Corporate Networks is appointed President, Metro Networks. Plastina and his organization will be responsible for Intelligent Internet, Enterprise Networks, Circuit to Packet, Metro Optical, circuit switching and Global Networks Support.
     o Greg Mumford, formerly President, Optical Internet is appointed President, Optical Long Haul Networks.
     o Pascal Debon, formerly President, Europe, The Middle East & Africa is appointed President, Wireless Networks, replacing Jules Meunier, who has decided to leave Nortel Networks.

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The following senior management team members will be as follows:

     o   Chahram Bolouri will continue as President, Global Operations
     o   Gary Donahee will continue as President, Americas
     o Stephen Pusey, formerly President, North America Region is appointed President, EMEA, replacing Pascal Debon
     o   Masood Tariq will continue as President, Asia-Pacific
     o Kannankote Srikanth will continue as President, Global Professional Services

In addition, the following Corporate Global senior managers will be reporting directly to Frank Dunn:

     o   Nick DeRoma, Chief Legal Officer
     o   Bill Donovan, Senior Vice-President, Human Resources
     o   Alan Kember, Chief Marketing Officer

Nortel Networks is a global leader in networking and communications solutions and infrastructure for service providers and corporations. The Company is at the forefront of transforming how the world communicates, exchanges information and profits from the high-performance Internet through capabilities spanning Optical Long Haul Networks; Wireless Networks; and Metro Networks. Nortel Networks does business in more than 150 countries and can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees including at the most senior management levels; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -end-

*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.